As filed with the Securities and Exchange Commission on July 3, 2025.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

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Shimmick Corporation

(Exact name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	84-3749368 (I.R.S. Employer Identification Number)

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530 Technology Drive

Suite 300

Irvine, CA 92618

(833) 723-2021

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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John Carpenter

Shimmick Corporation

530 Technology Drive

Suite 300

Irvine, CA 92618

(833) 723-2021

(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copy to: Zachary J. Davis King & Spalding LLP 1180 Peachtree Street Atlanta, Georgia 30309 (404) 572-4600

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Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:			☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:

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If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

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If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.

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If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.

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The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

PROSPECTUS (Subject to Completion) Dated July 3, 2025

Shimmick Corporation

$20,000,000

COMMON STOCK

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We may offer and sell from time to time, in one or more offerings, up to an aggregate of $20,000,000 of shares of our common stock, at prices and on terms determined at the time of any such offering. Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Investing in our common stock involves risks. See “Risk Factors” on page 6 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our common stock.

We are an “emerging growth company” and a “smaller reporting company” as such terms are defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

Our common stock is listed on the Nasdaq under the symbol “SHIM.” On July 2, 2025, the last reported sale price of our common stock on Nasdaq was $1.93 per share. As of July 2, 2025, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $13,038,721, which was calculated based on 6,755,814 shares of outstanding common stock held by non-affiliates multiplied by a price per share of $1.93, the closing price of our common stock on that date. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the shelf securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period immediately prior to the date of any such offering, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 3, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we have filed with the Securities and Exchange Commission, or SEC, under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we may, at any time and from time to time, in one or more offerings, sell up to $20,000,000 of the securities described in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that contains specific information about the terms of those securities and the offering, and this prospectus may not be used to offer or sell securities unless accompanied by the applicable prospectus supplement. The prospectus supplement may add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described below in the section entitled “Where You Can Find More Information.”

We may also prepare free writing prospectuses to describe the terms of particular securities, which terms may vary from those described in this prospectus or any prospectus supplement. You therefore should carefully review any free writing prospectus in connection with your review of this prospectus and the applicable prospectus supplement.

You should rely only on the information contained in this prospectus or any prospectus supplement, including any information that we incorporate by reference, or any free writing prospectus that we distribute. We have not authorized anyone to provide you with different information, and we do not take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus or a prospectus supplement or contained in any free writing prospectus is accurate as of any date other than the date of the document. We are not making an offer of securities in any jurisdiction where the offer is not permitted.

Unless otherwise indicated, all references in this prospectus to “Shimmick,” “the Company” “we,” “us” or “our” refer to Shimmick Corporation, a Delaware corporation, and its consolidated subsidiaries.

Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars, or “$.”

DESCRIPTION OF SHIMMICK

Shimmick is an industry leader in delivering turnkey infrastructure solutions that strengthen critical markets across water, energy, climate resiliency, and sustainable transportation. With a track record that spans over a century, Shimmick, headquartered in California, unites deep engineering heritage with entrepreneurial spirit to tackle today's most complex infrastructure challenges. We integrate technical excellence with collaborative project delivery methods to provide innovative, technology-driven infrastructure solutions that accelerate economic growth and empower communities nationwide.

We have a long history of successfully completing complex water projects, ranging from the world’s largest wastewater recycling and purification system in California to the iconic Hoover Dam. According to Engineering News Record, in 2024, we are nationally ranked as a top ten builder of water supply (#8), dams and reservoirs (#6), and water treatment and desalination plants (#7). Our business includes construction operations from Morrison Knudsen and Washington Group International which were consolidated in 2017 by AECOM. In 2021, we were sold by AECOM and became an independent company under new private ownership. In November 2023, we completed our initial public offering (the “IPO”) and currently our stock is listed for trading on the Nasdaq Capital Market under the symbol “SHIM”.

Our principal executive offices are located at 530 Technology Drive, Suite 300, Irvine, CA 92618, and our telephone number is (833) 723-2021.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We make available free of charge on our Investor Relations website, https://investors.shimmick.com, all materials that we file electronically with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. In addition, we routinely post important information, including news releases, announcements, materials provided or displayed at analyst or investor conferences, and other statements about our business and results of operations, that may be deemed material to investors on our Investor Relations website. We use our website as a means of disclosing material, nonpublic information and for complying with our disclosure obligations under Regulation FD. Investors should monitor our Investor Relations website in addition to following our press releases, public conference calls and webcasts. Information contained on our websites or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which you can access at https://www.sec.gov.

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is considered part of this prospectus. Information that we file later with the SEC and that is incorporated by reference in this prospectus or any prospectus supplement will automatically update and may supersede information contained or incorporated by reference in this prospectus or any prospectus supplement.

We incorporate by reference in this prospectus the documents and portions of documents listed below and all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on or after the date of the initial registration statement and prior to the effectiveness of the registration statement, and on or after the date of this prospectus and before the termination of the applicable offering described in the applicable prospectus and this prospectus (other than, in each case, information deemed to have been furnished and not filed in accordance with SEC rules):

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Annual Report on Form 10-K for the fiscal year ended January 3, 2025 (including portions of our Proxy Statement on Schedule 14A, filed on April 25, 2025, incorporated by reference therein);
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Quarterly Report on Form 10-Q for the quarter ended April 4, 2025;
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Current Reports on Form 8-K filed April 4, 2025, April 8, 2025 and June 5, 2025; and
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the description of our common stock, $0.01 par value per share, set forth in the registration statement on Form 8-A filed on November 13, 2023 with the SEC pursuant to Section 12 of the Exchange Act, as updated by the description of our common stock $0.01 par value per share, set forth in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 29, 2023, together with any subsequent amendment or report filed with the SEC for the purpose of updating this description.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. We will provide without charge to each person to whom this prospectus is delivered, including any beneficial owner, a copy of any document incorporated by reference in this prospectus (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) through our investor relations website at https://investors.shimmick.com or by oral request or by written request at the following address and telephone number: Shimmick Corporation, Attention: Investor Relations, 530 Technology Drive, Suite 300, Irvine, CA 92618, telephone number (949) 704-2350.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

In this prospectus and the documents incorporated by reference herein, we make forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions.

These forward-looking statements are based on information available to us as of the date they were made, and involve a number of risks and uncertainties which may cause them to turn out to be wrong. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward- looking statements. Some factors that could cause actual results to differ include:

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our ability to accurately estimate risks, requirements or costs when we bid on or negotiate a contract,
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the impact of our fixed-price contracts,
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qualifying as an eligible bidder for contracts
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the availability of qualified personnel, joint venture partners and subcontractors,
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inability to attract and retain qualified managers and skilled employees and the impact of loss of key management,
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higher costs to lease, acquire and maintain equipment necessary for our operations or a decline in the market value of owned equipment,
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subcontractors failing to satisfy their obligations to us or other parties or any inability to maintain subcontractor relationships,
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marketplace competition,
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our inability to obtain bonding,
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our limited operating history as an independent company following our separation from our prior owner,
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our relationship and transactions with our prior owner,
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our prior owner defaulting on its contractual obligations to us or under agreements in which we are beneficiary,
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our limited number of customers,
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dependence on subcontractors and suppliers of materials,
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any inability to secure sufficient aggregates,
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an inability to complete a merger or acquisition or to integrate an acquired company’s business,
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adjustments in our contact backlog,
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accounting for our revenue and costs involves significant estimates, as does our use of the input method of revenue recognition based on costs incurred relative to total expected costs,
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material impairments,
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any failure to comply with covenants under any current indebtedness, and future indebtedness we may incur,

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the adequacy of sources of liquidity,
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cybersecurity attacks against, disruptions, failures or security breaches of, our information technology systems,
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seasonality of our business,
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pandemics and public health emergencies,
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commodity products price fluctuations, inflation (and actions taken by monetary authorities in response to inflation) and/or elevated interest rates,
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liabilities under environmental laws, compliance with immigration laws, and other regulatory matters, including changes in regulations and laws,
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climate change,
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deterioration of the U.S. economy,
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changes in state and federal laws, regulations or policies under the current Presidential administration, including changes in trade policies and regulations, including increases or changes in duties, current and potentially new tariffs or quotas and other similar measures, as well as the potential impact of retaliatory tariffs and other actions, and potential changes to the amounts provided for under the Infrastructure Investment and Jobs Act, as well as other legislation and executive orders related to governmental spending,
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geopolitical risks, including those related to the war between Russia and Ukraine, the conflict in the Gaza strip, and the conflict in the Red Sea region, and
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other factors detailed under the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities.

Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances, including, but not limited to, unanticipated events, after the date on which such statement is made, unless otherwise required by law. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS

Unless we otherwise specify in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the applicable prospectus supplement will be used for general corporate purposes. General corporate purposes may include the repayment of debt, funding capital expenditures, financing working capital needs, funding our operations, or financing potential acquisitions. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.

DESCRIPTION OF CAPITAL STOCK

The following describes our common stock and preferred stock and certain terms of our amended and restated certificate of incorporation and amended and restated bylaws. This description is a summary only and is subject to the complete text of our amended and restated certificate of incorporation and bylaws, each of which has been publicly filed with the SEC, as well as the relevant provisions of the General Corporation Law of the State of Delaware, or the DGCL.

General

Our amended and restated certificate of incorporation authorizes capital stock consisting of 100,000,000 shares of common stock, par value $0.01 per share, and 25,000,000 shares of preferred stock, par value $0.01 per share.

As of July 2, 2025, 35,273,091 shares of our common stock are issued and outstanding, and no shares of preferred stock are outstanding.

Common Stock

Each share of common stock entitles the holder to one vote on all matters on which holders are permitted to vote, including the election of directors. There are no cumulative voting rights. Accordingly, holders of a majority of shares entitled to vote in an election of directors are able to elect all of the directors standing for election.

Subject to preferences that may be applicable to any outstanding preferred stock, the holders of the common stock will share equally on a per share basis any dividends when, as and if declared by the board of directors out of funds legally available for that purpose. If we are liquidated, dissolved or wound up, the holders of our common stock will be entitled to a ratable share of any distribution to stockholders, after satisfaction of all of our liabilities and of the prior rights of any outstanding class of our preferred stock. Our common stock does not carry any preemptive or other subscription rights to purchase shares of our stock and are not convertible, redeemable or assessable.

Preferred Stock

Our board of directors has the authority, without stockholder approval, to issue shares of preferred stock from time to time in one or more series and to fix the number of shares and terms of each such series. The board may determine the designation and other terms of each series, including, among others:

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dividend rates,
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whether dividends will be cumulative or non-cumulative,
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redemption rights,
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liquidation rights,
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sinking fund provisions,
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conversion or exchange rights, and
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voting rights.

The issuance of preferred stock, while providing us with flexibility in connection with possible acquisitions and other corporate purposes, could reduce the relative voting power of holders of our common stock. It could also affect the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation.

Anti-takeover Provisions of Our Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation and bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our company, including the following:

Authorized Capital. The issuance of shares of capital stock, or the issuance of rights to purchase shares of capital stock, could be used to discourage an attempt to obtain control of our company. For example, if, in the exercise of its fiduciary obligations, our board of directors determined that a takeover proposal was not in the best interest of our stockholders, the board could authorize the issuance of preferred stock or common stock without stockholder approval. The shares could be issued in one or more transactions that might prevent or make the completion of the change of control transaction more difficult or costly by:

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diluting the voting or other rights of the proposed acquirer or insurgent stockholder group,
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creating a substantial voting bloc in institutional or other hands that might undertake to support the position of the incumbent board, or
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effecting an acquisition that might complicate or preclude the takeover.

In this regard, our amended and restated certificate of incorporation grants our board of directors broad power to establish the rights and preferences of the authorized and unissued preferred stock. Our board could establish one or more series of preferred stock that entitle holders to:

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vote separately as a class on any proposed merger or consolidation,
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cast a proportionately larger vote together with our common stock on any transaction or for all purposes,
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elect directors having terms of office or voting rights greater than those of other directors,
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convert preferred stock into a greater number of shares of our common stock or other securities,
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demand redemption at a specified price under prescribed circumstances related to a change of control of our company, or
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exercise other rights designed to impede a takeover.

Alternatively, a change of control transaction deemed by the board to be in the best interest of our stockholders could be facilitated by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the stockholders.

Action by Written Consent. Our amended and restated certificate of incorporation and our amended and restated bylaws provide that holders of our common stock are not able to act by written consent without a meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at any meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our meetings of stockholders.

Amendment of Certificate of Incorporation and Amended and Restated Bylaws. Certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws that have anti-takeover effects may be amended only by the affirmative vote of holders of at least two-thirds of the voting power of our outstanding shares of voting stock, voting together as a single class. This has the effect of making it more difficult to amend our certificate of incorporation or bylaws to remove or modify these provisions. The affirmative vote of holders of a majority of the voting power of our outstanding shares of stock is generally able to amend other provisions of our amended and restated certificate of incorporation and the holders of a majority of the voting power present and entitled to vote is generally able to amend other provisions of our amended and restated bylaws.

These provisions of our amended and restated certificate of incorporation and amended and restated bylaws could make it more difficult to acquire of control of us by means of a tender offer, merger, proxy contest or otherwise. Accordingly, these provisions could have the effect of discouraging coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms.

Exclusive Forum

Our amended and restated charter documents provide, subject to limited exceptions, that unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or if such court does not have subject matter jurisdiction another state or the federal court (as appropriate) located within the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (1) derivative action or proceeding brought on our behalf, (2) action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee or stockholder of ours to us or our stockholders, (3) action asserting a claim against us or any current or former director or officer of ours arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or our amended and restated bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (4) action asserting a claim governed by the internal affairs doctrine of the State of Delaware.

Our amended and restated certificate of incorporation further provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal securities laws of the United States, including any claims under the Securities Act and the Exchange Act. However, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce a duty or liability created by the Securities Act or the rules and regulations thereunder and accordingly, we cannot be certain that a court would enforce such provision. It is possible that a court could find our forum selection provisions to be inapplicable or unenforceable and, accordingly, we could be required to litigate claims in multiple jurisdictions, incur additional costs or otherwise not receive the benefits that we expect our forum selection provisions to provide.

Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our amended and restated charter documents. Our exclusive forum provision shall not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.

Limitation of Liability and Indemnification of Directors and Officers

The DGCL authorizes corporations to limit or eliminate the personal liability of directors and certain officers to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors and officers for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. This provision does not limit or eliminate the liability of any officer in any action by or in the right of the Company, including any derivative claims. Further, the exculpation does not apply to any director or officer if the director or officer has breached the duty of loyalty to the corporation and its stockholders, acted in bad faith, knowingly or intentionally violated the law, or derived an improper benefit from his or her actions as a director or officer. In addition, exculpation does not apply to any director in connection with the authorization of illegal dividends, redemptions or stock repurchases.

Our amended and restated bylaws provide that we must generally indemnify, and advance expenses to, our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We also have entered into indemnification agreements with our directors, which agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that these indemnification and advancement provisions, and insurance will be useful to attract and retain qualified directors and officers.

The limitation of liability, indemnification and advancement provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors or officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Listing of Common Stock

Our common stock is listed on the Nasdaq Capital Market under the symbol “SHIM.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby from time to time in one or more of the following ways:

directly to investors, including through a specific bidding, auction or other process;

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to investors through agents;
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directly to agents;
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to or through brokers or dealers;
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to the public through underwriting syndicates led by one or more managing underwriters;
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to one or more underwriters acting alone for resale to investors or to the public;
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in “at-the-market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;
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through forward or other derivative transactions relating to the securities being registered hereunder;
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through a combination of any such methods of sale; or
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any other method permitted pursuant to applicable law.

The prospectus supplement with respect to each offering of securities will set forth the specific plan of distribution and the terms of the offering, including:

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the name or names of any underwriters, dealers or agents;
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the purchase price of the offered securities and the proceeds to us from the sale;
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any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and
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any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of securities if any are purchased.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•
A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.
•
A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•
A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on Nasdaq, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best-efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Any common stock sold pursuant to a prospectus supplement will be listed on Nasdaq, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities.

VALIDITY OF THE SECURITIES

The validity of the securities will be passed upon by King & Spalding LLP.

EXPERTS

The financial statements of Shimmick Corporation incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered other than underwriting discounts and commissions. All such expenses will be borne by the registrant.

Securities and Exchange Commission Registration Fee	$3,062
FINRA filing fee	(1)
Printing Fees	(1)
Legal Fees and Expenses	(1)
Accounting Fees and Expenses	(1)
Transfer Agent Fees and Expense	(1)
Listing Fees	(1)
Miscellaneous Expenses	(1)
Total	(1)

(1)
These fees are calculated based on the securities offered and the number of issuances. Therefore, these fees cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) allows a corporation to provide in its certificate of incorporation that a director or officer of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or an officer, provided that such provision shall not eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under Section 174 of the DGCL, (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit, or (v) an officer in any action by or in the right of the corporation. Our amended and restated certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL (“Section 145”), provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our amended and restated certificate of incorporation provides that we must indemnify our directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

We have entered into indemnification agreements with each of our current directors and officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation, our bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

Item 16. Exhibits.

Exhibit No.	Description

1.1	Form of Underwriting Agreement*

1.2	Form of Sales Agreement*

3.1	Amended and Restated Certificate of Incorporation of Shimmick Corporation (incorporated by reference to Exhibit 3.1 of Shimmick Corporation’s Current Report on Form 8-K filed on November 16, 2023).

3.2	Amended and Restated Bylaws of Shimmick Corporation (incorporated by reference to Exhibit 3.2 of Shimmick Corporation’s Current Report on Form 8-K filed on November 16, 2023).

5.1	Opinion of King & Spalding LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of King & Spalding LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included in signature pages)

107	Filing Fee Table

*

If applicable, to be filed as an exhibit to a document to be incorporated by reference herein or by a post-effective amendment to this Registration Statement in connection with a specific offering of securities.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

1.
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement;
2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
3.
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
4.
That, for the purpose of determining liability under the Securities Act to any purchaser:
a.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and
b.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however , that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; and
5.
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
a.
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
b.
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
c.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
d.
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
6.
That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
7.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on July 3, 2025.

SHIMMICK CORPORATION

By:	/s/ Ural Yal
Ural Yal
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Ural Yal, Todd Yoder and John Carpenter as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer of Shimmick Corporation, to sign any and all amendments (including post-effective amendments) to this registration statement, and all documents or instruments necessary or appropriate to enable Shimmick Corporation to comply with the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
Chief Executive Officer and Director
/s/ Ural Yal	(Principal Executive Officer)	July 3, 2025
Ural Yal
Chief Financial Officer
/s/ Todd Yoder	(Principal Financial and Accounting Officer)	July 3, 2025
Todd Yoder

/s/ Mitchell B. Goldsteen	Executive Chairman	July 3, 2025
Mitchell B. Goldsteen

/s/ Joe Del Guercio	Director	July 3, 2025
Joe Del Guercio

/s/ Geoffrey E. Heekin	Director	July 3, 2025
Geoffrey E. Heekin

/s/ Peter Kravitz	Director	July 3, 2025
Peter Kravitz

/s/ Steven E. Richards	Director	July 3, 2025
Steven E. Richards